SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 1999
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

On November 12, 1999, Ramtron International Corporation, through its wholly owned subsidiary Enhanced Memory Systems, Inc. (the "Company"), announced that it had entered into an agreement with NEC Corporation to settle its pending patent infringement lawsuit and International Trade Commission dispute. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The agreement calls for the termination of patent infringement cases at the International Trade Commission and United States District Court for the Northern District of California. Pursuant to the agreement, the Company granted NEC a restricted license to use certain of the Company's Enhanced DRAM specific intellectual property for certain consideration, the terms of which are confidential under a court protective order. The non-confidential terms of the agreement are disclosed in full in the attached Exhibit 10.1.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

            Exhibit 10.1* Settlement and License Agreement dated November 9, 1999 between NEC and Enhanced Memory Systems, Inc., a wholly owned subsidiary of the Registrant.

            Exhibit 99.1   Press Release dated November 12, 1999.

* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                              By:  /S/ Richard L. Mohr
                                              ------------------------------
                                              Richard L. Mohr
                                              Executive Vice President and CFO
Dated November 16, 1999

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